UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 26, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2016, as consideration for its facilitation of the immediate exercise of certain warrants held by non-U.S. citizens domiciled outside of the United States and issued pursuant to the securities purchase agreements dated March 3, 2015, May 18, 2015 and April 4, 2016 for an aggregate 3,093,512 shares of NovaBay Pharmaceuticals, Inc. (the “Company”) common stock, the Company agreed to pay China Kington Asset Management Co. Ltd. a six percent (6%) commission on the aggregate proceeds to the Company pursuant to such exercises. The aggregate amount of such commission is expected to be approximately $361,689.56.

The information set forth in Item 3.03 of the Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

To facilitate the immediate exercise of warrants issued pursuant to that certain securities purchase agreement dated May 18, 2015, the Company has agreed to reduce the exercise price of all such warrants from $19.50 per share to an amount equal to a discount of sixteen percent (16%) to the closing price of the Company’s common stock on September 27, 2016, effective September 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: September 30, 2016